UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

YUNHONG CTI LTD.

(Exact name of registrant as specified in charter)

Illinois	000-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 N. Pepper Road Lake Barrington, IL 60010

(Address of principal executive offices) (Zip Code)

(847) 382-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTIB	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

On March 31, 2021, Yunhong CTI Ltd. (the “Company”), filed a Current Report on Form 8-K (the “Original 8-K”), which disclosed, among other items, that the Company had filed an amended and restated Certificate of Designations (the “Amended and Restated Series B Preferred Certificate of Designation”) for its Series B Convertible Preferred Stock (the “Series B Preferred”) with the Secretary of State of the State of Illinois (the “Secretary of State”).

A copy of the Amended and Restated Series B Preferred Certificate of Designation was attached as Exhibit 3.1 to the Original 8-K. It has since come to the attention of the Company that:

(a) the Amended and Restated Series B Preferred Certificate of Designation as filed with the Secretary of State on March 29, 2021 inadvertently omitted the agreed provision regarding the removal of redemption rights, and

(b) Exhibit 3.1 to the Original 8-K included a copy of the erroneous Amended and Restated Series B Preferred Certificate of Designation as then filed with the Secretary of State.

The Company has now corrected the filed Amended and Restated Series B Preferred Certificate of Designation with the Secretary of State, including the agreed provision regarding the removal of redemption rights, and a copy is attached hereto as Exhibit 3.1. No other changes have been made to the Original 8-K except to add clarification regarding the foregoing.

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on the Company’s Current Report on Form 8-K filed November 25, 2020, on November 24, 2020, the Company entered into a stock purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, and LF International Pte. Ltd., a Singapore private limited company (the “Investor”), agreed to purchase 170,000 shares of Series B Preferred. As previously disclosed on the Company’s Current Report on Form 8-K filed March 31, 2020, the Company and the Investor entered into an agreement to modify the terms of the Series B Preferred as set forth in Item 5.03 below (the “Purchase Agreement Amendment”).

The above description of the Purchase Agreement Amendment is a summary only and is qualified in its entirety by reference to the full text of the Purchase Agreement Amendment attached as Exhibit 10.1 hereto.

The paragraph above entitled “Explanatory Note,” and Item 5.03 are incorporated into this Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 4, 2021, the Company corrected the Amended and Restated Series B Preferred Certificate of Designation with the Secretary of State to implement the modifications to the terms of the Series B Preferred (as previously agreed-upon with the Investor) as follows: The voting rights of the Series B Preferred were limited to a maximum of 4.88 votes per share. In addition, the holder’s right to require the Company to redeem the shares of Series B Preferred was removed. This corrected the Amended and Restated Series B Preferred Certificate of Designation filing with the Secretary of State made on March 31, 2021, as described in the paragraph titled “Explanatory Note” above.

On March 31, 2021, the Company filed an Amended and Restated Certificate of Designation (the “Amended and Restated Series C Certificate of Designation”) of its Series C Preferred with the Secretary of State of the State of Illinois, a copy of which is attached hereto as Exhibit 3.2. Pursuant to the Amended and Restated Series C Certificate of Designation, the voting rights of the Series C Preferred were limited to a maximum of 5.25 votes per share.

This above description of the Amended and Restated Series B Certificate of Designation and the Amended and Restated Series C Certificate of Designation are summaries only and are qualified in their entirety by reference to the full text of the certificates of designation attached as Exhibit 3.1 and Exhibit 3.2 hereto.

The paragraph above entitled “Explanatory Note,” and Item 1.01 are incorporated into this Item 5.03.

Item 9.01	Financial Statements And Exhibits.

(d) Exhibits

The exhibits listed below are filed as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Series B Convertible Preferred Stock as corrected

3.2	Amended and Restated Certificate of Designation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed March 31, 2021)

10.1

Form of Amendment No. 1 to Securities Purchase Agreement between Yunhong CTI Ltd. and LF International Pte. Ltd., dated March 29, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 31, 2021)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2021

YUNHONG CTI LTD.

By:	/s/ Jennifer Connerty
Jennifer Connerty
Chief Financial Officer